(EXHIBIT 24)

THE MCGRAW-HILL COMPANIES, INC.

Registration Statement

On Form S-8

POWER OF ATTORNEY

The undersigned hereby appoint Kenneth M.Vittor and Scott L. Bennett, or either of them, their true and lawful attorneys-in-fact with authority to execute in the name of each such person and in each capacity stated below, and to file with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 in the form which the Corporation deems appropriate for the purpose of registering, pursuant to the Securities Act of 1933, as amended, 3,000,000 additional shares of Common Stock, par value $1.00 per share, of the Corporation issuable in connection with the Savings Incentive Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries, the Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries, the Standard & Poor’s Savings Incentive Plan for Represented Employees, and the Standard & Poor’s Employee Retirement Account Plan for Represented Employees, and to execute and file in the name of each such person and in each capacity stated below, from time to time, all amendments, including post-effective amendments, and all supplements to such Registration Statement, which the Corporation deems appropriate.

This Power of Attorney may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

/s/ Harold McGraw III Harold McGraw III	Principal Executive Officer and Director	June 29, 2005

/s/ Robert J. Bahash Robert J. Bahash	Principal Financial Officer	June 29, 2005

/s/ Talia M. Griep Talia M. Griep	Controller	June 29, 2005

/s/ Pedro Aspe Pedro Aspe	Director	June 29, 2005

/s/ Winfried F.W. Bischoff Winfried F.W. Bischoff	Director	June 29, 2005

/s/ Douglas N. Daft Douglas N. Daft	Director	June 29, 2005

/s/ Linda Koch Lorimer Linda Koch Lorimer	Director	June 29, 2005

/s/ Robert P. McGraw Robert P. McGraw	Director	June 29, 2005

Hilda Ochoa-Brillembourg	Director	June 29, 2005

James H. Ross	Director	June 29, 2005

/s/ Edward B. Rust, Jr. Edward B. Rust, Jr.	Director	June 29, 2005

Kurt L. Schmoke	Director	June 29, 2005

Sidney Taurel	Director	June 29, 2005